Exhibit 99.(27)(e)

[product name]Individual Single Premium Fixed Index Annuity with Index-Linked Interest Options Underwritten by ASPIDA LIFE INSURANCE COMPANY (the “Company”) Administrative Office: [2327 Englert Dr. | Durham, NC 27713 | P: 1.833.4ASPIDA | Aspida.com] TYPE OF OWNERSHIP [ Trust Corporation/Entity] Sex: Male Female SSN/TIN Marital Status: Single Married Email Address 1(a). WHO IS THE OWNER? First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date Residential Address (Street, City, State, Zip) (cannot be a P.O. Box) Mailing Address (Street, City, State, Zip) (if different than residence address) Phone Is the Owner a non-resident alien? Yes No] (If yes, then you are not eligible for this product) [1(b). WHO IS THE JOINT OWNER? (must be Spouse of Owner listed in 1(a).) First, Middle, & Last Name Sex: Male Female Date of Birth SSN Address same as Primary Owner? Yes No Residential Address (Street, City, State, Zip) (cannot be a P.O. Box) Phone Email Address Is the Joint Owner a non-resident alien? Yes No (If yes, then you are not eligible for this product) Aspida is the trade name of Aspida Life Insurance Company and its affiliates. Each company is solely responsible for its own financial conditions and contractual obligations. ICC24A-2030 Page 1 of 6 [reserved for bar code] [ ] [ Natural Person(s) [ Non-Natural Person] ]

Page 2 of 6 [reserved for bar code] Sex: Male Female SSN Marital Status: Single Married 2(a). ANNUITANT First, Middle, & Last Name Date of Birth Residential Address (Street, City, State, Zip) (cannot be a P.O. Box) Mailing Address (Street, City, State, Zip) (if different than residence address) Phone Email Address Is the Annuitant a non-resident alien? Yes No] (If yes, then you are not eligible for this product) [2(b). JOINT ANNUITANT First, Middle, & Last Name Sex: Male Female Date of Birth SSN Marital Status: Single Married Residential Address (Street, City, State, Zip) (cannot be a P.O. Box) Mailing Address (Street, City, State, Zip) (if different than residence address) Email Address No] Phone Is the Joint Annuitant a non-resident alien? Yes (If yes, then you are not eligible for this product) 2. BENEFICIARY(IES) Percentages must be in whole numbers, Both Primary and Contingent Beneficiary percentages must each add up to 100%. If the Owner lives in a Community Property State, the spouse must be named as the sole Primary Beneficiary, unless stated otherwise below. Primary Surviving Spouse (if spouse is a Joint Owner.) First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address ICC24A-2030 ]

Page 3 of 6 [reserved for bar code] Primary Contingent First, Middle, & Last Name ] (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address [ADDITIONAL BENEFICIARY INFORMATION Percentages must be in whole numbers, Both Primary and Contingent Beneficiary percentages must each add up to 100%. Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address ICC24A-2030

3. CONTRACT & PREMIUM DETAILS

Plan Type (Select one) ☐ Non-Qualified [Qualified: ☐ IRA ☐ Roth IRA ☐ Inherited IRA]
[Contribution: Current Year $______________ Prior Year $______________]

How will the Annuity be funded?

[☐ EFT] [$______________]
[(must complete EFT Initial Premium Authorization form)]

[☐ ACH/Wire] [$______________]
[(must complete EFT Initial Premium Authorization form)]

[☐ Trustee to Trustee Transfer/Rollover] [$______________]
[(must complete 1035 Exchange Rollover Transfer form)]

[☐ 1035 Exchange]

Total Single Premium[1] $______________

☐ [1]check if total amount is estimated or a transfer is requested

Withdrawal Charge Schedule [☐ 7 Year ☐ 10 Year]

Crediting Rate Strategy Allocation Instructions

Allocation to each Crediting Rate Strategy must be in whole percentages of the Single Premium. **The total MUST equal 100%.**

☐	[S&P 500® 1 Year Point to Point Cap Strategy]	%]
☐	[S&P 500® 1 Year Point to Point Participation Strategy]	%]
☐	[S&P 500® 2 Year Point to Point Cap Strategy]	%]
☐	[S&P 500® 2 Year Point to Point Participation Strategy]	%]
☐	[Janus SG Lighthouse Index Point to Point 1 Year Participation Strategy]	%]
☐	[Janus SG Lighthouse Index Point to Point 2 Year Participation Strategy]	%]
☐	[Invesco Peak Index 1 Year Point to Point Participation Strategy]	%]
☐	[Invesco Peak Index 2 Year Point to Point Participation Strategy]	%]
☐	[Franklin Factors US Index 1 Year Point to Point Participation Strategy]	%]
☐	[Franklin Factors US Index 2 Year Point to Point Participation Strategy]	%]
☐	[Franklin Factors US Index 5 Year Point to Point Participation Strategy]	%]
	[Franklin Factors US Index 5 Year High Water Mark Participation Strategy]	%]
☐	[1 Year Fixed Account]	%]
	Total	100 %]

ICC24A-2030 Page 4 of 6 [reserved for bar code]

5. REPLACEMENT Do You have any other existing life insurance policies or annuity contracts? If Yes, ensure that any applicable disclosure and replacement forms are attached. Yes No Will this Contract replace or change any of Your existing life insurance policies or annuity contracts? If Yes, ensure that any applicable disclosure and replacement forms are attached. Yes No 6. SPECIAL INSTRUCTIONS ACKNOWLEDGMENTS & SIGNATURES Agreements & Signatures WARNING: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. By signing below, I acknowledge the statements above and understand and agree to the following: • All statements, information and answers given in this application are true and correct to the best of my knowledge: • I certify that the Social Security or Taxpayer Identification number shown above is correct; • This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of the purchase payment paid, without interest; • I may return my contract within the Right to Examine period (shown on the first page of my contract) if I am dissatisfied for any reason. Owner Signature (Please sign in your capacity as Trustee or Officer) Joint Owner Signature Date Date Signed in State/City Signed in State/City Annuitant Signature Date Signed in State/City Joint Annuitant Signature Date Signed in State/City Page 5 of 6 [reserved for bar code] ICC24A-2030

If the Owner is married and lives in a community property state [(AZ, CA, ID, LA, NM, NV, TX, WA, WI)], and the spouse will be the sole Primary Beneficiary of the contract unless you check the box below. This allows your spouse to continue the contract if you die before the Annuity Start Date. Regardless of your primary beneficiary designation, you may name contingent beneficiary(ies). Anyone named as Primary Beneficiary other than the spouse will become a contingent beneficiary, unless the box below is checked. DECLINING TO DESIGNATE SURVIVING SPOUSE AS THE SOLE PRIMARY BENEFICIARY: By checking this box, the spouse of the Owner has been made aware of and consents that they will not be the sole Primary Beneficiary of the contract. The beneficiary(ies) will be named in the Beneficiary section of this application. At the death of the Owner before the Annuity Start Date, any death benefit will be paid to the name beneficiary(ies). At the death of the Owner after the Annuity Start Date, any death benefit will be paid according to the annuitization option elected. FOR AGENT USE ONLY: ACKNOWLEDGMENTS & SIGNATURES I am authorized, appointed and appropriately licensed to sell this annuity product. I have fully disclosed and explained the annuity features, charges and other restrictions to the Owner. I believe this annuity is suitable and have provided, if applicable, the Annuity Buyer’s Guide, disclosure statement(s), and replacement notices. If this Contract applied for will change or replace any life insurance or annuity contract, I gave the applicant a copy of all sales materials used in the sale of the annuity. I certify that I have truly and accurately recorded on this application the information provided by the Owners or have witnessed the Owner completing this information. No agent is authorized to accept risks, make or change this application or change any policy issued by the Company, or give up any of the Owner’s rights or requirements. [ Commission Option A Commission Option B Commission Option C] [First, MI, & Last Name Percentage NPN ] [Agent Signature Date Signed in State/City ] [First, MI, & Last Name Percentage NPN ] [Agent Signature Date Signed in State/City ] [First, MI, & Last Name Percentage NPN ] [Agent Signature Date Signed in State/City ] [First, MI, & Last Name Percentage NPN ] [Agent Signature Date Signed in State/City ] [First, MI, & Last Name Percentage NPN ] [Agent Signature Date Signed in State/City ] ICC24A-2030 Page 6 of 6 [reserved for bar code]